Exhibit 99.2

Honest Day’s Work, Inc.
Financial Statements as of March 31, 2023 and December 31, 2022, and for the Three Months Ended March 31, 2023

Table of Contents

Financial Statements as of March 31, 2023 and December 31, 2022, and for the Three Months Ended March 31, 2023

INDEPENDENT ACCOUNTANTS’ REVIEW REPORT

To the Board of Directors of
Honest Day’s Work, Inc.

We have reviewed the accompanying financial statements of Honest Day’s Work, Inc., which comprise the balance sheet as of March 31, 2023, and the related statements of operations, stockholders’ equity, and cash flows for the three-month period then ended, and the related notes to the financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error.

Accountants’ Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

We are required to be independent of Honest Day’s Work, Inc. and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements related to our review.

Accountants’ Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP

Costa Mesa, CA
September 18, 2023

Honest Day’s Work, Inc.
Balance Sheets

	March 31, 2023	December 31, 2022
	Unaudited	Audited
Assets
Cash and cash equivalents	$18,019,153	$20,600,685
Short-term other asset - related party	1,500,000	-
Prepaid expenses - related party	160,000	-
Total assets	$19,679,153	$20,600,685

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$102,164	$155,565
Total liabilities	102,164	155,565

Stockholders’ equity
Preferred stock, $0.00001 par value; 2,655,854 shares authorized; and 2,164,029 shares issued and outstanding	21,832,170	21,832,170
Class A Common stock, $0.00001 par value; 12,910,417 shares authorized; and 1,514,300 shares issued and outstanding	15	15
Class B Common stock, $0.00001 par value; 7,510,700 shares authorized, issued and outstanding	150	150
Additional paid-in capital	1,420	811
Accumulated deficit	(2,256,766)	(1,388,026)
Total stockholders' equity	19,576,989	20,445,120
Total liabilities and stockholders' equity	$19,679,153	$20,600,685

The accompanying notes are an integral part of these interim financial statements.

Honest Day’s Work, Inc.
Statement of Operations
For the Three Months Ended March 31, 2023
(Unaudited)

Operating expenses
Research and development	$555,019
General and administrative	328,033
Total operating expenses	883,052

Gain on sale of investments	14,312
Net loss	$(868,740)

The accompanying notes are an integral part of these interim financial statements.

Honest Day’s Work, Inc.
Statements of Stockholders’ Equity
For the Period from June 24, 2022 (Inception) to December 31, 2022 (Audited) and For the Three Months Ended March 31, 2023 (Unaudited)

	Preferred		Class A Common		Class B Common
	Stock		Stock		Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Additional paid-in capital	Accumulated deficit	Total Stockholders' Equity
Balance at June 24, 2022 (inception)	—	$—	—	$—	—	$—	$—	$—	$—
Issuance of Preferred stock, net of $167,782 in issuance costs	2,164,029	21,832,170	—	—	—	—	—	—	21,832,170
Issuance of Common stock	—	—	1,514,300	15	7,510,700	150	—	—	165
Stock-based compensation	—	—	—	—	—	—	811	—	811
Net loss	—	—	—	—	—	—	—	(1,388,026)	(1,388,026)
Balance at December 31, 2022	2,164,029	$21,832,170	1,514,300	$15	7,510,700	$150	$811	$(1,388,026)	$20,445,120
Stock-based compensation	—	—	—	—	—	—	609	—	609
Net loss	—	—	—	—	—	—	—	(868,740)	(868,740)
Balance at March 31, 2023	2,164,029	$21,832,170	1,514,300	$15	7,510,700	$150	$1,420	$(2,256,766)	$19,576,989

The accompanying notes are an integral part of these interim financial statements.

Honest Day’s Work, Inc.
Statement of Cash Flows
For the Three Months Ended March 31, 2023
(Unaudited)

Cash Flows from Operating Activities:
Net loss	$(868,740)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Stock-based compensation	609
Gain on sale of investments	(14,312)
Change in current operating assets and liabilities:
Short-term other assets - related party	(1,500,000)
Prepaid expenses - related party	(160,000)
Accounts payable and accrued expenses	(53,401)
Net cash used in operating activities	(2,595,844)
Cash Flows from Investing Activities:
Purchase of short-term investments	(985,688)
Sales of short-term investments	1,000,000
Net cash provided by investing activities	14,312
Net change in cash and cash equivalents	(2,581,532)
Cash and cash equivalents – beginning of period	20,600,685
Cash and cash equivalents – End of period	$18,019,153

Supplemental disclosure of cash flow information:
Cash paid for taxes	$7,672

The accompanying notes are an integral part of these interim financial statements.

Honest Day’s Work, Inc. Notes to the Financial Statements March 31, 2023 and December 31, 2022

1.DESCRIPTION OF BUSINESS

Business

Honest Day’s Work, Inc. (the “Company”) was incorporated on June 24, 2022, in the State of Delaware. The Company's primary activities include developing a software application to allow domestic service providers such as housekeepers, dog walkers, electricians, and handymen, to have more control over their enterprises and empower them to provide high-quality service to their clients.
As of the reporting date, the Company has not yet generated any revenues from its operations. The Company's ability to generate future revenue is dependent on various factors, including market acceptance of its products and services and its ability to secure customers and partnerships.
2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The Company maintains its accounting records under the accrual method of accounting in conformity with U.S. GAAP, where expenses are recorded as incurred.
The financial statements reflect the results of operations of the Company for the three months ended March 31, 2023. The preparation of the unaudited interim financial statements requires management to make use of estimates and assumptions that affect the reported amount of assets and liabilities, expenses and certain financial statement disclosures. Actual results may differ from these estimates.
The unaudited interim financial statements as of and for the three months ended March 31, 2023 included herein have not been audited by an independent accounting firm, but in management’s opinion, all adjustments (consisting of normal recurring adjustments) necessary to make a fair statement of the financial position at March 31, 2023 and the results of operations and the cash flows for the period presented herein have been made. The results of operations for the three months ended March 31, 2023 are not necessarily indicative of the operating results expected for the full fiscal year.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities, certain disclosures at the date of the financial statements, as well as the reported amounts of expenses during the reporting period.

Honest Day’s Work, Inc. Notes to the Financial Statements March 31, 2023 and December 31, 2022

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Significant estimates affecting the financial statements have been prepared on the basis of the most current and best available information. However, actual results from the resolution of such estimates and assumptions may vary from those used in the preparation of the financial statements. The estimates and assumptions include, but are not limited to:
•provisions for income taxes and related valuation allowances and tax uncertainties;
•stock based compensation; and
•accruals for liabilities.

Cash and Cash Equivalents
Cash and cash equivalents includes highly liquid investments that are readily convertible to known amounts of cash and that are so near their maturity that they present insignificant risk of changes in value because of changes in interest rates. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.
The Company had financial instruments that qualified as cash equivalents of $18,014,312 and $0 as of March 31, 2023 and December 31, 2022, respectively.
Financial Instruments and Concentrations of Credit and Business Risk
Financial instruments that potentially subject the Company to concentrations of business and credit risks consist of cash and cash equivalents and accounts payable. Management believes that the fair value of financial instruments approximates their carrying values, due to the relatively short-term nature of these instruments.
The Company maintains cash balances that can exceed amounts insured by the Federal Deposit Insurance Corporation. The Company has not experienced any losses in these accounts and believes it is not currently exposed to any significant credit risk.
Stock-based Compensation
The Company accounts for stock-based compensation in accordance with Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation, which requires all stock-based payments to employees and non-employees to be recognized in the statement of operations based on the fair value of those awards calculated using an option valuation model on the grant date. For awards with only service conditions, including stock options and restricted stock awards, compensation expense is recognized over the requisite service period using the straight-line method.
The Company used the Black-Scholes option pricing model to determine the amount of compensation to be recognized. This model utilizes certain information, such as the interest rate on a risk-free security maturing generally at the same time as the option being valued, and requires certain assumptions, such as the expected amount of time an option will be outstanding until exercised and the volatility associated with the price of the underlying share of common stock, to calculate the fair value of the options granted.

Honest Day’s Work, Inc. Notes to the Financial Statements March 31, 2023 and December 31, 2022

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
For the three months ended March 31, 2023, charges for stock-based compensation were not material. No options were granted, vested, exercised, forfeited or cancelled during the three months ended March 31, 2023. At March 31, 2023, a total of 8,260 stock options remain outstanding. The Company has unrecognized stock-based compensation expense related to nonvested stock options of approximately $8,316 as of March 31, 2023. This cost is expected to be recognized over a weighted average period of 3.5 years.
Preferred Stock
The Preferred Stock (as defined below) is not mandatorily redeemable and therefore it is not subject to classification as a liability. The Company determined that the deemed liquidation events triggering redemption were within the control of the Company, and therefore, the Preferred Stock is classified as permanent equity.
Income Taxes
The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards.
Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.
Fair Value of Financial Instruments
The fair value of a financial instrument is the amount that would be received to sell an asset in an orderly transaction between market participants using the exit price at the measurement date. The Company employs a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. Assets recorded at fair value in the balance sheet are categorized based on the level of judgment associated with inputs used to measure fair value and the level of market price observability.
Software Development Costs
The Company is engaged in significant software development activities to develop its new technologies. These costs are presented as research and development expenses on the statement of operations and consist mainly of payments to contractor developers and associated technology costs. These development costs, which totaled $555,019 for the three months ended March 31, 2023, have been expensed as incurred, as they have not yet met the stage that would require capitalization under U.S. GAAP.
3.STOCKHOLDERS’ EQUITY
Common Stock
As of March 31, 2023 and December 31, 2022, the Company had authorized the issuance of a total of 20,421,117 shares of common stock, consisting of 12,910,417 shares of Class A common stock and 7,510,700 shares of Class B common stock (collectively the “Common Stock”). Each holder of shares of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Company. Each holder of

Honest Day’s Work, Inc. Notes to the Financial Statements March 31, 2023 and December 31, 2022

3.STOCKHOLDERS’ EQUITY (continued)
shares of Class B Common Stock shall be entitled to ten votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Company. Each share of Class B Common Stock shall automatically, without any further action, convert into one fully paid and nonassessable share of Class A Common Stock upon the transfer of such share. Each share of Common Stock is entitled to voting rights, participation in dividends and distribution rights to assets in the event of liquidation or winding up of the Company, subject to any preference in favor of the Preferred Stock.
As of March 31, 2023 and December 31, 2022, a total of 47,500 shares of Class A Common Stock were issued to service providers as restricted stock for aggregate consideration of $1. The restricted stock awards are subject to a four-year vesting schedule, with the first 25% of shares vesting after one year and the remainder vesting on a monthly basis thereafter, provided the holder has a service relationship with the Company. The vesting schedule may be accelerated upon a change in control, as defined in the holder agreements. If the holder’s service relationship with the Company terminated, any unvested shares held may be repurchased at their original issuance price.
The following summarizes the restricted stock activity for the period from June 24, 2022 (Inception) through March 31, 2023:

	Number of shares	Weighted- Average Grant Date Fair Value
Inception	—	—
Granted	47,500	—
Vested	—	—
Forfeited	—	—
Unvested - December 31, 2022	47,500	—
Granted	—	—
Vested	—	—
Forfeited	—	—
Unvested - March 31, 2023	47,500	—
No shares of restricted stock were vested at March 31, 2023 or December 31, 2022. The weighted-average grant date fair value of restricted stock that vested during the period from June 24, 2022 (Inception) through March 31, 2023 was $0. Total intrinsic value of restricted stock as of March 31, 2023 and December 31, 2022 was $85,975. As of March 31, 2023, total compensation costs not yet recognized related to unvested stock was $1, which is expected to be recognized over approximately the next four years.
An additional 606,521 shares of Class A Common Stock were reserved for issuance under the Company’s stock option plan as of March 31, 2023 and December 31, 2022.

As of March 31, 2023 and December 31, 2022, 1,514,300 shares of Class A and 7,510,700 shares of Class B Common Stock were issued and outstanding.

Honest Day’s Work, Inc. Notes to the Financial Statements March 31, 2023 and December 31, 2022

3.STOCKHOLDERS’ EQUITY (continued)

Preferred Stock
On September 2, 2022, the Company entered into the Series A Preferred Stock Purchase Agreement with various investors to issue an aggregate of 2,164,029 shares of the Company’s Series A Preferred Stock, $0.00001 per share par value (the “Preferred Stock”), at a purchase price of $10.1662 per share. A total of 2,655,854 shares were authorized and as of March 31, 2023 and December 31, 2022, 2,164,029 shares of Preferred Stock were issued and outstanding. The Company received $21,832,170, net of $167,782 in issuance costs.
Following is a summary of some key terms of the Preferred Stock:

•Dividends - Holders of Preferred Stock shall be entitled to receive, only when, as and if declared by the board of directors, dividends at the rate of 8% of the original issue price. Dividends for each share of Preferred Stock are prior to and in preference to any declaration or payment of any other dividend, other than dividends on shares of Common Stock payable in shares of Common Stock. No right to dividends shall accrue to holders of Preferred Stock by reason of the fact that dividends on said shares are not declared.

•Liquidation - In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, and in the event of a deemed liquidation event, the holders of shares of Preferred Stock shall be entitled to be paid out of the consideration payable to stockholders, before any payment shall be made to the holders of Common Stock. The amount payable in liquidation to the holders of Preferred Stock is equal to the greater of: (i) the original issue price, plus any dividends declared but unpaid, or (ii) such amount per share as would have been payable had all the shares of Preferred Stock been converted into Class A Common Stock. This amount at March 31, 2023 and December 31, 2022 was $21,999,952.

•Voting Rights - On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), each holder of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Class A Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date. Except as provided, the holders shall vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis.

•Election of Directors - The holders of Preferred Stock, exclusively and as a separate class, shall be entitled to elect one director of the Company. The holders of shares of Common Stock, exclusively and as a separate class, shall be entitled to elect three directors of the Company.

•Conversion - Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Class A Common Stock, as is determined by the Company’s certificate of incorporation.

Honest Day’s Work, Inc. Notes to the Financial Statements March 31, 2023 and December 31, 2022

3.STOCKHOLDERS’ EQUITY (continued)

Upon the occurrence of certain events, the Preferred Stock shall be mandatorily converted. These events include the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50,000,000 of proceeds.

•Redemption - The Preferred Stock is not redeemable at the option of the holder thereof. The Company may redeem the Preferred Stock in certain events including a deemed liquidation event.

4.FAIR VALUE OF FINANCIAL INSTRUMENTS
ASC 820, Fair Value Measurements (“ASC 820”) states that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. The three-tiered fair value hierarchy, which prioritizes which inputs should be used in measuring fair value, is comprised of: (Level I) observable inputs such as quoted prices in active markets; (Level II) inputs other than quoted prices in active markets that are observable either directly or indirectly and (Level III) unobservable inputs for which there is little or no market data. The fair value hierarchy requires the use of observable market data when available in determining fair value. The Company’s assets measured at fair value on a recurring basis as of March 31, 2023 were as follows:

Cash equivalent	Fair Value	Level I	Level II	Level III
U.S. Treasury Bills	$18,014,312	$18,014,312	$—	$—

There were no financial instruments as of December 31, 2022.

5.RELATED PARTY TRANSACTIONS
During 2022, the Company entered into a consulting arrangement with the Company’s founder and chief executive officer (the “CEO”) to provide various consulting services. Pursuant to the arrangement, the Company paid the CEO $40,000 monthly. For the three-month period ending March 31, 2023, a total of $120,000 was reflected in general and administrative expenses in the accompanying statement of operations. At March 31, 2023, $160,000 in prepayments of consulting costs had been paid to the CEO and is reflected as prepaid expenses - related party in the accompanying balance sheet.

6.SHORT-TERM OTHER ASSETS - RELATED PARTY
In February 2023, the Company’s cash was held by a single financial institution. Due to liquidity concerns regarding this institution, the Company’s board of directors determined that it was advisable to diversify its banking relationships. A total of $18,000,000 was transferred to an additional financial institution (see prior cash equivalents disclosure). An additional $1,500,000 was transferred to the bank account of the CEO on a short-term basis, which is reflected as short-term other assets - related party in the accompanying balance sheet at March 31, 2023. Subsequent to March 31, 2023, this $1,500,000 was transferred to the Company’s operating account.

Honest Day’s Work, Inc. Notes to the Financial Statements March 31, 2023 and December 31, 2022

7.INCOME TAXES

Given the Company’s net pre-tax loss, the Company recorded $0 income tax benefit/expense for the three-month period ended March 31, 2023. Any tax benefit that results from the net loss and other non-deductible/non-taxable items, has been offset by changes to the tax valuation allowance.
The Company continually evaluates the likelihood of the realization of deferred tax assets generated from its net operating losses and adjusts the carrying amount of the deferred tax assets by the valuation allowance to the extent the future realization of the deferred tax assets is more likely than not. As of March 31, 2023 and December 31, 2022, based on the Company’s history of losses and its assessment of future earnings, management believes that it is not more likely than not that future taxable income will be sufficient to realize the deferred tax assets. Therefore, a full valuation allowance has been applied to the deferred tax assets.
8.SUBSEQUENT EVENTS
The Company has evaluated subsequent events that have occurred from April 1, 2023 through September 18, 2023, which is the date that the financial statements were available to be issued, and determined that, other than disclosed below, there were no other subsequent events or transactions that required recognition or disclosure in the financial statements.
On April 24, 2023, the Company acquired the domain name “Door.com” for $1,400,000. The purchase price consisted of an initial payment of $763,000 and 24 monthly payments of $29,167, beginning on May 1, 2023. The purchase was made to utilize the “Door.com” branding as part of the Company’s future go-to-market strategy.
On July 3, 2023, pursuant to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Latch, Inc. (“Latch”), a Delaware corporation, LS Key Merger Sub 1, Inc., a wholly owned subsidiary of Latch and Delaware corporation (“Merger Sub 1”), and LS Key Merger Sub 2, LLC, a wholly owned subsidiary of Latch and Delaware limited liability company (“Merger Sub 2”), (i) Merger Sub 1 merged with and into the Company, with the Company continuing as the surviving corporation (the “First Merger”), and subsequently, (ii) the Company merged with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity and a wholly owned subsidiary of Latch (together with the First Merger, the “Mergers”). Following the Mergers, Merger Sub 2 changed its name to Honest Day’s Work, LLC. In connection with the Mergers, Latch issued approximately 29,000,000 shares of its common stock, subject to certain time-based and stock performance-based transfer restrictions, and $22,000,000 aggregate principal amount of unsecured promissory notes to certain of the Company’s stockholders. Certain stockholders that were not eligible to receive unregistered shares received $0.76 per share in cash totaling approximately $23,000.
As a result of the Mergers, the Company ceased to exist as of July 3, 2023.
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